Exhibit 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(Amounts in thousands except per share data)

	For the Three Months Ended June 30,

	2003	2002

Numerator:
Numerator for basic earnings per share-income available to common shareholders	$27,349	$19,437
Less adjustment for income from discontinued operations	(13,740)	(1,420)

Numerator for basic earnings per share from continuing operations	13,609	18,017
Effect of dilutive securities:
Minority interests in income convertible into common shares	580	788

Numerator for diluted earnings per share from continuing operations	$14,189	$18,805

Denominator:
Denominator for basic earnings per share – weighted average shares	46,100	45,950
Effect of dilutive securities:
Weighted average convertible operating company units	1,190	1,630
Stock options	360	500

Dilutive potential common shares	1,550	2,130

Denominator for diluted earnings per share-adjusted for weighted average shares and assumed conversion	47,650	48,080

Basic earnings per share from continuing operations	$0.29	$0.39
Basic earnings per share from discontinued operations	.30	.03

Basic earnings per share	$0.59	$0.42

Diluted earnings per share from continuing operations	$0.30	$0.39
Diluted earnings per share from discontinued operations	.29	.03

Diluted earnings per share	$0.59	$0.42

Exhibit 11
(continued)

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
(Amounts in thousands except per share data)

	For the Six Months Ended June 30,

	2003	2002

Numerator:
Numerator for basic earnings per share-income available to common shareholders	$51,966	$39,636
Less adjustment for income from discontinued operations	(24,083)	(2,866)

Numerator for basic earnings per share from continuing operations	27,883	36,770
Effect of dilutive securities:
Minority interests in income convertible into common shares	1,161	1,587

Numerator for diluted earnings per share from continuing operations	$29,044	$38,357

Denominator:
Denominator for basic earnings per share – weighted average shares	46,025	45,895
Effect of dilutive securities:
Weighted average convertible operating company units	1,195	1,630
Stock options	290	435

Dilutive potential common shares	1,485	2,065

Denominator for diluted earnings per share-adjusted for weighted average shares and assumed conversion	47,510	47,960

Basic earnings per share from continuing operations	$0.61	$0.80
Basic earnings per share from discontinued operations	.52	.06

Basic earnings per share	$1.13	$0.86

Diluted earnings per share from continuing operations	$0.61	$0.80
Diluted earnings per share from discontinued operations	.51	.06

Diluted earnings per share	$1.12	$0.86